UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 31, 2007

SUMTOTAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-50640	42-1607228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1808 North Shoreline Boulevard

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 934-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Senior Vice President, Field Operations:

On October 31, 2007, SumTotal Systems, Inc. (the “Company”) entered into an offer letter (the “Offer Letter”) with Ramon Villareal in connection with his appointment as the Company’s Senior Vice President of Field Operations, effective November 5, 2007. The Offer Letter sets forth the terms of the employment engagement with Mr. Villareal. The terms of the offer letter were approved by the Company’s Compensation Committee and provide, among other things, that Mr. Villareal shall (i) be paid an annual base salary of $315,000; (ii) participate in the Company’s Executive and Management Bonus Plan, which provides an opportunity for Mr. Villareal to earn up to an additional 60% of his base salary annually; (iii) receive a stock option grant of 125,000 shares of the Company’s common stock, subject to time based vesting over a period of four years; (iv) receive a restricted stock grant of 28,500 shares, subject to time based vesting over a period of four years; (v) receive a restricted stock unit grant of up to 66,500 restricted stock units, subject to performance and time based vesting over a period of four years; and (vi) certain stock acceleration and severance in the event that Mr. Villareal is terminated without cause or for good reason prior to December 31, 2008. Mr. Villareal shall also enter into the Company’s standard form of Change of Control Agreement for Section 16 officers, as previously filed with the SEC.

Prior to Mr. Villareal’s consulting engagement with the Company, Mr. Villareal, 48, most recently served as Consultant on Web Business at VMWare Inc., a provider of virtual infrastructure software for industry-standard systems, from 2006 to 2007. Prior to his service at VMWare, from 2005 to 2006 Mr. Villareal worked as Vice President, Worldwide Field Operations at WebEx Communications Inc., a provider of online meeting applications that was acquired by Cisco Systems, Inc. in 2007, and from 2004 to 2005 he served as Vice President, Marketing at WebEx. From 2003 to 2004, Mr. Villareal served as Chief Executive Officer of Omniva Policy Systems, a privately held provider of secure messaging solutions, and from 2001 to 2002 he served as Chief Executive Officer of HelloBrain, a privately held company that created an Internet-based intellectual capital exchange for technology solutions.

Mr. Villareal has been providing consulting services to the Company since July 23, 2007. In connection with the provision of such services, Mr. Villareal received $121,125.00 through October 30, 2007. Mr. Villareal’s consulting agreement will terminate on his first day of employment with the Company, November 5, 2007.

The description of Mr. Villareal’s employment is qualified in its entirety by the Offer Letter, which is filed as Exhibit 99.1 hereto.

Mr. Villareal shall be a Section 16 officer of the Company.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Offer Letter, dated October 31, 2007 between the Company and Mr. Villareal

*	Furnished, not filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SumTotal Systems, Inc.

By:	/s/ ERIKA ROTTENBERG
Erika Rottenberg
Senior Vice President, General Counsel
& Secretary

Date: November 1, 2007